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                                  EXHIBIT 10.24


                                                                  EXECUTION COPY





                         RECEIVABLES PURCHASE AGREEMENT



                                     between



                            LAM RESEARCH CORPORATION



                                    as Seller



                    ABN AMRO BANK N.V., CAYMAN ISLANDS BRANCH



                                  as Purchaser



                                       and



                            LAM RESEARCH CORPORATION



                               as Collection Agent

                         RECEIVABLES PURCHASE AGREEMENT

THIS AGREEMENT, dated as of March 23, 1995, is entered into by and among:

(1) LAM RESEARCH CORPORATION, a company incorporated in Delaware and having its chief executive office at 4650 Cushing Parkway, Fremont, California 94538-6401 (in its capacity as the seller of receivables hereunder, the "SELLER");

(2) ABN AMRO BANK N.V., acting through its CAYMAN ISLANDS BRANCH, a branch licensed in the Cayman Islands and having its office at 335 Madison Avenue, 16th Floor, New York, New York 10017 (the "PURCHASER"); and

(3) LAM RESEARCH CORPORATION, a company incorporated in Delaware and having its chief executive office at 4650 Cushing Parkway, Fremont, California 94538-6401 (in its capacity as the collection agent for receivables hereunder, the "COLLECTION AGENT").

RECITALS:

(A) The Seller has sold to Sumitomo Metal Industries, Ltd., a Japanese corporation which has acted as the Seller's Japanese distributor (the "BUYER"), certain semiconductor capital equipment (the "EQUIPMENT") on account. The Buyer has in turn sold the Equipment to other Japanese corporations (the "END-USERS") on account.

(B) The Seller and the Purchaser have agreed, upon the terms and subject to the conditions set forth herein, that the Seller will sell to the Purchaser the receivables described in the FIRST SCHEDULE hereto, which are receivables owed to the Seller by the Buyer and arose from the sales by the Seller to the Buyer of the Equipment (the "RECEIVABLES").

(C) The Collection Agent has agreed, upon the terms and subject to the conditions set forth herein, to act as the agent of the Purchaser in connection with the collection of the receivables sold to the Purchaser pursuant to this Agreement.

THE PARTIES HERETO HEREBY AGREE as follows:


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                                     PART 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and in the Schedules, unless otherwise defined therein or unless the context otherwise requires, the following terms shall have the following meanings:

     "ACCEPTANCE" means, for any Equipment, the acceptance by the End-User of such Equipment in a manner which obligates the End-User to pay to the Buyer an amount equal to the full Face Amount of the Purchased Receivable arising out of the sale of such Equipment to the Buyer.

     "ADJUSTED LIBO RATE" means, for any period and amount, the per annum rate equal to the sum of (i) the LIBO Rate for such period and amount plus (ii) three-fourths of one percent (0.75%).

     "ASSIGNMENT" means an assignment substantially in the form of PART 1 OF THE THIRD SCHEDULE.

     "BUYER" has the meaning given to that term in RECITAL (A).

     "CAPITAL" means, at any date as of which the amount thereof is to be determined, the sum of (i) Total Debt and (ii) Tangible Net Worth.

     "CLOSING DATE" means March 28, 1995, or such later date as the parties hereto may agree.

     "COLLECTION AGENT" has the meaning given to that term in CLAUSE (3) OF THE INTRODUCTORY PARAGRAPH hereof.

     "COLLECTIONS" means all payments by or on behalf of the Buyer received in respect of the Receivables, whether in the form of cash, electronic money transfer or any other form of payment.

     "CONTINGENT OBLIGATION" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable. The amount of any Contingent Obligations shall be equal to the amount of the obligation so guaranteed or otherwise supported.


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     "CURRENT LIABILITIES" means, at any date as of which the amount thereof is to be determined, the consolidated current liabilities of the Seller and its subsidiaries determined in accordance with generally accepted accounting principals.

     "DAILY RATE" means, for any day, the per annum rate equal to the greater of
     (i) the rate quoted on such day by two or more commercial banks in Tokyo as the short-term prime rate for short-term borrowings in Yen by prime borrowers in Tokyo and (ii) the Adjusted LIBO Rate for one-week Yen deposits determined by the Purchaser on such day (for delivery two London Banking Days after such day), such rate to change on each day as the short-term prime rate and Adjusted LIBO Rate for one-week Yen deposits shall change.

     "DEBT" of any person means, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles,
     (v) all obligations of such person as lessee which are not capitalized in accordance with generally accepted accounting principles but which are secured by an encumbrance upon any property of such person, and (vi) all debt secured by an encumbrance on any asset of such person, whether or not such debt is otherwise guaranteed by such person.

     "DISCOUNT AMOUNT" means, for any Purchased Receivable, the product of (i) the Face Amount of such Purchased Receivable times (ii) the Discount Rate for the Discount Period and Face Amount for such Purchased Receivable.

     "DISCOUNT PERIOD" means, for any Purchased Receivable, the period commencing on the Closing Date and ending on the Tentative Due Date for such Purchased Receivable.

     "DISCOUNT RATE" means, for any Discount Period and amount, a fraction (expressed as a percentage rounded up to the nearest one thousandth of one percent) calculated as follows:

          D =    L x P/360
              ---------------
              1 + (L x P/360)

     Where:

          D =  the Discount Rate;
          L = the Adjusted LIBO Rate (expressed as a decimal number) for such Discount Period and amount; and
          P =  the number of days in such Discount Period.


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     "DISCOUNT REDUCTION AMOUNT" means, with respect to any Purchased Receivable for which the Payment Date occurs prior to the Tentative Due Date, an amount equal to the product of (i) the Discount Amount for such Purchased Receivable times (ii) a fraction (expressed as a percentage rounded down to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Payment Date and ending on the Tentative Due Date and the denominator of which is the number of days in the Discount Period for such Purchased Receivable.

     "END-USERS" has the meaning given to that term in RECITAL (A).

     "EQUIPMENT" has the meaning given to that term in RECITAL (A).

     "FACE AMOUNT" means, for each Receivable, the amount in Yen which is payable by the Buyer on account of such Receivable, as set forth for such Receivable in the Assignment.

     "FUNDED INTEREST AMOUNT" means, with respect to any Purchased Receivable for which the Scheduled Due Date is set to occur after the Tentative Due Date, an amount equal to the interest which would have accrued on the Face Amount of such Purchased Receivable from the Tentative Due Date through the Scheduled Due Date at the Adjusted LIBO Rate for such period and such Face Amount.

     "FUNDED INTEREST ACCRUED AMOUNT" means, with respect to any Purchased Receivable for which the Scheduled Due Date is after the Tentative Due Date and the Payment Date or the Repurchase Date occurs prior to the Scheduled Due Date, an amount equal to the product of (i) the Funded Interest Amount for such Purchased Receivable times (B) a fraction (expressed as a percentage rounded up to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Tentative Due Date and ending on the Payment Date or the Repurchase Date, as the case may be, and the denominator of which is the number of days in the period commencing on the Tentative Due Date and ending on the Scheduled Due Date.

     "INSOLVENCY EVENT" means, in relation to any person, its winding-up or dissolution or the judgment or declaration of insolvency or bankruptcy or the appointment of an administrator, trustee, liquidator, sequestrator or similar official over its or any of its reserves or assets, the filing or presentation of a petition in relation to any of the foregoing or the commencement of any analogous proceedings in relation thereto, and, in the case of such filing or presentation made by any third party against it, such filing or presentation (i) having resulted in a


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     judgment or declaration of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or dissolution or (ii) having not been dismissed, discharged, stayed or restrained within thirty (30) days.

     "LIBO RATE" means, for any period and amount:

          (i) The per annum rate for deposits in Yen for a term comparable to such period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the second London Banking Day prior to the first day of such period; or

         (ii) If such rate does not appear on the Telerate page 3750 at such time, the arithmetic mean of the rates (expressed as a percentage rounded up to the nearest one thousandth of one percent), determined by the Purchaser to be the per annum rates at which deposits in Yen are offered to ABN AMRO Bank, N.V., London Branch, by two or more prime banks in the London interbank market at or about 11:00 a.m. (London time) on the second London Banking Day prior to the first day of such period (for delivery on the first day of such period) for a term comparable to such period and in an amount approximately equal to such amount.

     "LONDON BANKING DAY" means a day on which commercial banks are open for business (including dealing in foreign exchange and foreign currency deposits) in London.

     "MATERIAL ADVERSE EFFECT" means in relation to any matter, event or circumstance concerning the Seller or the Collection Agent (insofar as Lam Research Corporation is the Collection Agent), a likely material adverse effect on the ability of the person concerned to perform its obligations under this Agreement, the Assignment or any of the other Transaction Documents.

     "ORIGINAL FINANCIAL STATEMENTS OF THE SELLER" means the audited financial statements of the Seller for the financial year ended June 30, 1994 and the unaudited interim financial statements of the Seller for the financial quarter ended December 31, 1994.

     "PARTIAL ACCEPTANCE" means, for any Equipment, the acceptance by the End-User of such Equipment in a manner which obligates the End-User to pay to the Buyer an amount equal to a portion of the Face Amount of the Purchased Receivable arising out of the sale of such Equipment to the Buyer.

     "PAYMENT DATE" means, for each Purchased Receivable, the date or each of the dates on which such Purchased Receivable is paid in full or in any part to the Purchaser in immediately available funds.


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     "PERFECTION DOCUMENT" means, for any Purchased Receivable, a written notice to the Buyer, duly executed by the Seller, notifying the Buyer of the assignment by the Seller to the Purchaser of such Purchased Receivable, such notice to be in the form of a document duly date-stamped (KAKUTEI HIZUKE) by a notary public in accordance with Article 467 (1) and (2) of the Civil Code of Japan and in form and substance reasonably satisfactory to the Purchaser.

     "POTENTIAL TERMINATION EVENT" means any event or circumstance which, if it continued after the giving of any notice, the expiration of any grace period and/or the satisfaction of any other applicable conditions, would become a Termination Event.

     "PURCHASED RECEIVABLES" means all of the Receivables which are actually purchased by the Purchaser pursuant to this Agreement, other than Receivables which are repurchased by the Seller pursuant to this Agreement.

     "PURCHASE LIMIT" means one billion, four hundred million Yen
     (Y1,400,000,000).

     "PURCHASE ORDER" means, for any Equipment purchased by the Buyer, the purchase order (or its equivalent regardless of whether it is titled as such) for such Equipment duly executed and delivered to the Seller by the Buyer, which shall specify the specification and the ordered quantity of, and the payment terms for, such Equipment.

     "PURCHASE PRICE" has the meaning given to that term in CLAUSE 4.1.

     "PURCHASER" has the meaning given to that term in CLAUSE (2) OF THE INTRODUCTORY PARAGRAPH hereof.

     "QUICK ASSETS" means, at any date as of which the amount thereof is to be determined, the consolidated cash, cash-equivalents, accounts receivable, and marketable securities with maturities not to exceed 360 days, of the Seller and its subsidiaries determined in accordance with generally accepted accounting principals.

     "RECEIVABLES" has the meaning given to that term in RECITAL (B).

     "RECORDS" means all Sales Agreements, Purchase Orders, contracts, other documents, books, records and other information maintained by the Seller with respect to the Purchased Receivables.


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     "RELATED SECURITY" means, for any Purchased Receivable, (i) all of the
     Seller's interest, if any, in the Equipment (including returned Equipment), if any, the sale of which by the Seller gave rise to such Purchased Receivable, (ii) all other encumbrances and property subject thereto from time to time, if any, purporting to secure payment of such Purchased Receivable, whether pursuant to the Sales Agreement relating to such Purchased Receivable or otherwise and (iii) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Purchased Receivable whether pursuant to the Sales Agreement relating to such Purchased Receivable or otherwise.

     "REPURCHASE DISCOUNT AMOUNT" means, for any Purchased Receivable to be repurchased by the Seller, the product of (i) the Discount Amount for such Purchased Receivable times (ii) a fraction (expressed as a percentage rounded down to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the date of repurchase and ending on the Tentative Due Date and the denominator of which is the number of days in the Discount Period for such Purchased Receivable.

     "REPURCHASE DATE" has the meaning given to that term in CLAUSE 14.2.


     "REPURCHASE PRICE" has the meaning given to that term in CLAUSE 14.3.

     "REVISED FACE AMOUNT" means, for each Purchased Receivable related to Equipment for which Partial Acceptance has occurred, the amount in Yen which the Seller and the Buyer have agreed upon following such Partial Acceptance as the reduced amount payable by the Buyer on account of such Purchased Receivable.

     "SALES AGREEMENT" means the agreement (whether in writing or oral) between the Seller and the Buyer with respect to a sale of Equipment governing the terms and conditions of such sale (including the Purchase Order, if any, and all other agreements, instruments and documents relating or ancillary thereto), as such agreement may be amended or modified from time to time.

     "SCHEDULED DUE DATE" means, for each Purchased Receivable, the date which is confirmed or agreed between the Seller and the Buyer following the Acceptance or Partial Acceptance by the Buyer of the related Equipment as the date on which the Face Amount or the Revised Face Amount, as the case may be, of such Purchased Receivable is unconditionally payable by the Buyer.

     "SELLER" has the meaning given to that term in CLAUSE (1) OF THE INTRODUCTORY PARAGRAPH hereof.


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     "SHIPMENT" means, for any Equipment, the shipment by the Seller of such
     Equipment to the Buyer in accordance with the relevant Sales Agreement, the date of which shall be set forth in the Assignment.

     "SUBORDINATED DEBT" means any debt subordinated to the obligations of the Seller hereunder on terms acceptable to the Purchaser.

     "TANGIBLE NET WORTH" means, at any date as of which the amount thereof is to be determined, the consolidated total assets of the Seller and its subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (A) goodwill, and (B) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights, franchises, treasury stock, deferred charges and research and development expenses except prepaid expenses, AND (ii) Total Liabilities.

     "TENTATIVE ACCEPTANCE DATE" means, for each Purchased Receivable, the date which is agreed upon between the Seller and the Purchaser and set forth in the Assignment as the date on which the Acceptance of the Equipment relating to such Purchased Receivable is likely to occur, but shall in no event be later than the date which is 270 days after the date of Shipment of such Equipment as set forth in the Assignment.

     "TENTATIVE CREDIT PERIOD" means, for each Purchased Receivable, the period commencing on the Tentative Acceptance Date for such Purchased Receivable and ending on the Tentative Due Date for such Purchased Receivable.

     "TENTATIVE DUE DATE" means, for each Purchased Receivable, the date which is agreed upon between the Seller and the Purchaser (based upon the payment terms provided in the Sales Agreement for the Equipment relating to such Purchased Receivable) and set forth in the Assignment as the date on which the Payment Date for such Purchased Receivable is likely to occur, but shall in no event be later than the date which is 225 days after the date of Acceptance or Partial Acceptance, as the case may be, of such Equipment.

     "TERMINATION EVENTS" means those events and conditions set forth in the FOURTH SCHEDULE.

     "TOTAL DEBT" means, at any date as of which the amount thereof is to be determined, the sum of (i) short-term bank debt, (ii) current maturities of long-term debt and current portion of capitalized leases, (iii) long term debt, (iv) capitalized leases and (v) all off-balance sheet obligations including Contingent Obligations and the face amount of all


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     outstanding letters of credit (including drawn and unreimbursed amounts).

     "TOTAL LIABILITIES" means, at any date as of which the amount thereof is to be determined, all obligations that should, in accordance with generally accepted accounting principals be classified as liabilities on the consolidated balance sheet of the Seller.

     "TRANSACTION DOCUMENTS" means this Agreement, the Assignment and all other agreements and documents entered into pursuant to this Agreement or in connection with this Agreement or the transactions contemplated hereby.

1.2       In this Agreement:

     "business day" means any day (other than a Saturday or a Sunday) on which banks are open for business in San Francisco, London and Tokyo;

     a "Clause", "Part", "Recital" or "Schedule" is, subject to any contrary indication, a reference to a clause or part hereof or a recital or schedule hereto;

     an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, security interest, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

     "stamp duty" shall be construed as a reference to any stamp, registration or to the transaction or documentary tax (including, without limitation any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

     the "rehabilitation", "bankruptcy", "dissolution", "insolvency", "liquidation", "receivership" or "winding-up" of any person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person carries on business.


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1.3       "Y" and "Yen" denote lawful currency of Japan.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

          (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement, or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

         (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

        (iii) all calculations of interest shall be made on the basis of a year of 360 days for actual days elapsed.

1.5       Clause, Part and Schedule headings are for ease of reference only.

1.6 The Seller is acting as the Seller and the Collection Agent under this Agreement and the other Transaction Documents. All references in this Agreement and the other Transaction Documents to the Seller shall, where the context so permits, be deemed to be a reference to the Seller acting in each of these capacities.


                                     PART 2

                   GENERAL PROVISIONS FOR SALE OF RECEIVABLES

2.   TERMS OF PURCHASE

2.1 Subject to the terms and conditions set forth herein, the Seller will sell, and the Purchaser will purchase, the Receivables, PROVIDED THAT the sum of the Purchase Prices paid by the Purchaser for all the Receivables does not exceed the Purchase Limit.

2.2 The sale referred to in PART 3 does not constitute and is not intended to result in the creation or assumption by the Purchaser of any obligation of the Seller or any other person in connection with the Receivables or the Sales Agreements, or under any other agreement or instrument relating thereto.

2.3 The parties hereto intend that the transactions contemplated by this Agreement constitute a sale and purchase of the Purchased Receivables. In the event that any court, any other governmental authority or any other person should construe


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such transactions as a loan, the parties intend that such loan constitute a secured loan and, in furtherance of such intent, the Seller hereby grants to the Purchaser, as security for all obligations of the Seller under this Agreement and the other Transaction Documents, a security interest in all right, title and interest of the Seller in and to the Purchased Receivables, all Collections thereof, all Related Security therefor and all Records relating thereto, whether now owned or hereafter acquired by the Seller.


                                     PART 3

                               SALE OF RECEIVABLES

3.   SALE AND PURCHASE

3.1 Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell on the Closing Date, and the Purchaser agrees to purchase on such date, all of the Seller's right, title and interest in, to and under the Receivables including for the avoidance of doubt:

          (i)  the right to receive all Collections in respect thereof;

         (ii) all Related Security with respect to the Receivables and all proceeds thereof; and

        (iii)  all Records relating to the Receivables.

3.2 The sale and purchase of each of the Receivables referred to in CLAUSE 3.1 shall be effected by the completion, execution and delivery of the Assignment.

4.   CONSIDERATION

4.1 Subject to adjustment as provided in CLAUSES 6, 7 AND 8, the consideration payable by the Purchaser for the sale and purchase of each Purchased Receivable shall be an amount in Yen equal to the Face Amount of such Purchased Receivable minus the Discount Amount for such Purchased Receivable (the "PURCHASE PRICE"). The Purchase Price shall be payable in accordance with CLAUSE 5.1.

5.   CLOSING

5.1 Completion of the sale and purchase contemplated by CLAUSE 3.1 shall take place on the Closing Date (subject to the satisfaction of the conditions precedent set out in the SECOND SCHEDULE), whereupon:

          (i) the Seller shall assign to the Purchaser each of the Receivables, by the Seller and the Purchaser executing and delivering to the other the Assignment;


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         (ii)  the Seller shall deliver the Sales Agreements to the Purchaser;

        (iii) if a promissory note has been issued by the Buyer in favor of the Seller for the payment of any of the Receivables, the Seller shall make endorsement without recourse (mutanpo uragaki) on such promissory note in favor of the Purchaser and deliver such promissory note to or to the order of the Purchaser; and

         (iv) the Purchaser shall pay the aggregate Purchase Price of the Receivables to the Seller in accordance with CLAUSE 22.1.


                                     PART 4

                           ADJUSTMENT OF CONSIDERATION

6.   ADJUSTMENT AFTER DETERMINATION OF SCHEDULED DUE DATE

6.1 SCHEDULED DUE DATE AFTER TENTATIVE DUE DATE. Except as otherwise provided in CLAUSE 8.2(ii)(A), if the Seller and the Buyer agree upon the Scheduled Due Date for any Purchased Receivable prior to the payment of such Purchased Receivable and such Scheduled Due Date is AFTER the Tentative Due Date for such Purchased Receivable, then the Seller shall pay to the Purchaser on the Scheduled Due Date, as a reduction of the Purchase Price for such Purchased Receivable, the Funded Interest Amount for such Purchased Receivable.

6.2 SCHEDULED DUE DATE PRIOR TO TENTATIVE DUE DATE. If the Seller and the Buyer agree upon the Scheduled Due Date for any Purchased Receivable prior to the payment of such Purchased Receivable, such Scheduled Due Date is PRIOR to the Tentative Due Date for such Purchased Receivable and the Buyer pays such Purchased Receivable on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as provided in CLAUSE
8.1 below in the same manner as though the Scheduled Due Date had not been set.

7.   ADJUSTMENT AFTER PARTIAL ACCEPTANCE

7.1 If the Seller and the Buyer agree upon the Revised Face Amount of any Purchased Receivable after a Partial Acceptance of the related Equipment, then the Seller shall pay to the Purchaser on the Tentative Due Date, as a reduction of the Purchase Price for such Purchased Receivable, an amount equal to the difference between the Face Amount and the Revised Face Amount of such Purchased Receivable.

8.   ADJUSTMENT AFTER PAYMENT


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

8.1 PAYMENT DATE PRIOR TO DETERMINATION OF SCHEDULED DUE DATE. If the Buyer pays any Purchased Receivable before the Seller and the Buyer agree upon the Scheduled Due Date for such Purchased Receivable and such payment is made on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as follows:

          (i) PAYMENT DATE PRIOR TO TENTATIVE DUE DATE. If the Purchased Receivable is paid prior to the Tentative Due Date, then the Purchaser shall pay to the Seller on the Payment Date, as an increase in the Purchase Price for such Purchased Receivable, the Discount Reduction Amount for such Purchased Receivable. (In addition, the Seller shall pay to the Purchaser on the Payment Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of the Purchased Receivable being paid prior to the Tentative Due Date.)

         (ii) PAYMENT DATE AFTER TENTATIVE DUE DATE. If the Purchased Receivable is paid after the Tentative Due Date, then the Seller shall pay to the Purchaser on the Payment Date, as a reduction of the Purchase Price for such Purchased Receivable, an amount equal to the interest which would have accrued on the Face Amount of such Purchased Receivable from the Tentative Due Date through the Payment Date at the Daily Rate in effect from time to time during such period.

8.2 PAYMENT DATE AFTER DETERMINATION OF SCHEDULED DUE DATE. If the Buyer pays any Purchased Receivable after the Seller and the Buyer agree upon the Scheduled Due Date for such Purchased Receivable, then the Purchaser and the Seller shall make payments to each other as follows:

          (i)  SCHEDULED DUE DATE PRIOR TO TENTATIVE DUE DATE.   If the
               Scheduled Due Date is prior to the Tentative Due Date and such payment is made on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as provided in CLAUSE 8.1 above in the same manner as though the Scheduled Due Date had not been set.

         (ii) SCHEDULED DUE DATE AFTER TENTATIVE DUE DATE. If the Scheduled Due Date is after the Tentative Due Date and such payment is made on a day other than the Scheduled Due Date, then the Purchaser and the Seller shall make payments to each other as follows:

               (A) PAYMENT DATE PRIOR TO SCHEDULED DUE DATE. If the Purchased Receivable is paid prior to the Scheduled Due Date, then the Seller shall pay to the Purchaser on the Payment Date (in lieu of the amount which otherwise would have been payable by the Seller to the Purchaser on the Scheduled Due Date pursuant to CLAUSE 6.1), as a reduction of the Purchase Price for such Purchased Receivable, the Funded Interest Accrued Amount. (In addition, the Seller shall pay to the Purchaser on the Payment Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of the Purchased Receivable being paid prior to the Scheduled Due Date.)

               (B) PAYMENT DATE AFTER SCHEDULED DUE DATE. If the Purchased Receivable is paid after the Scheduled Due Date, then the Seller shall pay to the Purchaser on the Payment Date (in addition to the amount which is payable by the Seller to the Purchaser on the Scheduled Due Date pursuant to CLAUSE 6.1), as a reduction of the Purchase Price for such Purchased Receivable, an amount equal to the interest which would have accrued on the Face Amount of such Purchased Receivable from the Scheduled Due Date through the Payment Date at the Daily Rate in effect from time to time during such period.


                                     PART 5

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

9.   REPRESENTATIONS AND WARRANTIES

9.1 As of the date hereof, the Closing Date and each day on which any Purchased Receivable is outstanding until the Scheduled Due Date has been determined for all of the Purchased Receivables and 60 days have passed after the last Scheduled Due Date, the Seller represents and warrants to the Purchaser as follows with respect to each Receivable:

          (i) Each Receivable is an obligation of the Buyer to the Seller which arose from the sale by the Seller to the Buyer of Equipment in the ordinary course of the Seller's business.

         (ii) Each Receivable is payable in Yen in the Face Amount set forth for such Receivable in the Assignment.

        (iii)  No Receivable is overdue.

         (iv) Each Receivable is a debt, the rights in which can be transferred by way of sale and assignment to the Purchaser pursuant to this Agreement.

          (v) Each Receivable is legally and beneficially owned by the Seller or, after the sale to the Purchaser hereunder, by the Purchaser, free and clear of any liens, or other encumbrances exercisable against the Seller or the Purchaser.

         (vi)  No Receivable is subject to withholding taxes.

        (vii) Each Receivable was created in compliance with all applicable laws and with all required consents, approvals and authorizations.


       (viii) Subject to the terms and conditions of the relevant Sales Agreement, each Receivable constitutes a legal, valid, binding and enforceable obligation of the Buyer to pay the full Face Amount of such Receivable set forth in the Assignment, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and are not subject to any defense, dispute, set-off, counterclaim or discount.

         (ix) The sale and assignment of the Receivables will not violate any law or any agreement by which the Seller or any of its assets may be bound. Without limiting the generality of the foregoing, the sale and assignment of the Receivables does not require the consent or approval of the Buyer or any other person.

          (x) The Seller has, in all material respects, performed all of its obligations under and complied with all of the terms of the Sales Agreements relating to the Equipment, the sale of which gave rise to the Receivables (except for any obligations not required to be performed or any terms not required to be complied with prior to the effective date of any such representation and warranty). Shipment of the Equipment relating to each Receivable occurred on the date set forth in the Assignment.

         (xi) The assignment of each Receivable in the manner herein contemplated is effective to pass to the Purchaser full and unencumbered title thereto and the benefit thereof and no further act, condition or thing is required to be done in connection therewith to enable the Purchaser to require payment of any such Receivable or the enforcement of any such right in the courts of the United States or Japan, other than (A) the due performance by the Seller of the terms and conditions of the relevant Sales Agreement and (B) the filing of a Uniform Commercial Code financing statement.

        (xii) The governing law of the Sales Agreement relating to each Receivable is California or Japanese law.

9.2 As of the date hereof, the Closing Date and each day on which any Purchased Receivable is outstanding until the Scheduled Due Date has been determined for all of the Purchased Receivables and 60 days have passed after the last Scheduled Due Date, the Seller represents and warrants to the Purchaser that each of the statements set forth in the FIFTH SCHEDULE is true, by reference to the facts and circumstances existing at the relevant time.

10.  FINANCIAL INFORMATION

10.1 The Seller shall, until the date which is 60 days after the last Scheduled Due Date following the determination of the Scheduled Due Date for all of the Purchased Receivables:

          (i) within 100 days after the end of each of its financial years, deliver to the Purchaser its financial statements for such financial year; and

         (ii) within 55 days after the end of each of its financial quarters, deliver to the Purchaser its financial statements for such financial quarter.

10.2      The Seller shall ensure that:

          (i) each set of financial statements delivered by it pursuant to CLAUSE 10.1(i) is prepared in accordance with accounting principles generally accepted in the United States and consistently applied (except for changes disclosed therein);

         (ii) each set of financial statements delivered by it pursuant to CLAUSE 10.1(i) has been audited by an internationally recognized firm of independent auditors;

        (iii) each set of financial statements delivered by it pursuant to CLAUSE 10.1(i) is accompanied by an unqualified opinion of the firm of independent auditors which audited such financial statements; and

         (iv) each set of quarterly financial statements delivered by it pursuant to CLAUSE 10.1(ii) is prepared in accordance with accounting principles generally accepted in the United States and consistently applied (except for changes disclosed therein).

11.  SELLER'S COVENANTS

11.1 The Seller shall, until the date which is 60 days after the last Scheduled Due Date following the determination of the Scheduled Due Date for all of the Purchased Receivables:

          (i) obtain, comply in all material respects with the terms of and do all that is necessary and reasonably practicable to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Agreement and the Assignment from time to time in respect of the Purchased Receivables or to ensure the legality, validity, enforceability against the Seller or admissibility in evidence in the United States and Japan of this Agreement or the Assignment;

         (ii) ensure that at all times the claims against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

        (iii) permit audit and inspection under its guidance of its Records by or on behalf of the Purchaser during normal working hours upon reasonable notice and with reasonable frequency;

         (iv) maintain sufficient operating procedures to manage the transactions contemplated herein and to perform its obligations hereunder;

          (v) (without prejudice to CLAUSE 13.1) indemnify the Purchaser from and against all liabilities, losses and fees, costs and expenses in respect of any breach by the Seller of the representations and warranties made by it pursuant to the terms of CLAUSE 9;

         (vi) furnish to the Purchaser sufficient copies of such other information relating to its business as may be reasonably requested in writing by the Purchaser in order to enable it to carry out its functions hereunder;

        (vii) do all things necessary to remain duly organized, validly existing and in good standing under the laws of Delaware and maintain all requisite authority to conduct its business in California;

       (viii) comply in all respects which could be regarded as material in the context of the transactions contemplated by this Agreement, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject;

         (ix) if a promissory note is issued for the payment of any Purchased Receivable by the Buyer in favor of the Seller, promptly notify the Purchaser thereof and make endorsement without recourse (mutanpo uragaki) on such promissory note and deliver, or cause to be delivered, such promissory note to or to the order of the Purchaser;

          (x) give the Purchaser notice of any material change to its administrative and operating procedures in relation to the keeping and maintaining of Records;

         (xi) at its expense, in a timely manner fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Sales Agreements related to the Purchased Receivables as if interests in the Purchased Receivables had not been assigned and sold hereunder;

        (xii) promptly after it becomes aware of the occurrence of any Termination Event or Potential Termination Event, notify the Purchaser thereof;

       (xiii) promptly after it becomes aware of the Acceptance or Partial Acceptance of any Equipment, the Revised Face Amount of any Purchased Receivable or the Scheduled Due Date for any Purchased Receivable, notify the Purchaser thereof;

        (xiv) promptly after it becomes aware of any event or condition relating to any Purchased Receivable set forth in CLAUSE 14.1, notify the Purchaser thereof; and

         (xv) cooperate with the Purchaser and execute and deliver to the Purchaser such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm the Purchaser's rights and the intended purpose of this Agreement, including, but not limited to, perfecting, protecting or evidencing the Purchaser's right and interest in or to the Purchased Receivables.

11.2 The Seller shall not, until the date which is 60 days after the last Scheduled Due Date following the determination of the Scheduled Due Date for all of the Purchased Receivables:

          (i) sell, assign, convey, transfer, lease or otherwise dispose of any Purchased Receivables other than pursuant hereto, or attempt, purport or agree to do any of the foregoing;

         (ii) cancel, terminate, amend, modify or waive any material term or condition of any Sales Agreement relating to Purchased Receivables, except insofar as the provisions contained in CLAUSES 7, 13 AND 14 are complied with by the Seller;

        (iii) compromise or settle any dispute or claim in respect of any Purchased Receivable;

         (iv) take any action which is reasonably likely to prejudice the validity or recoverability of any Purchased Receivable;

          (v) seek to challenge the validity of any sale of Receivables in any legal proceedings; or

         (vi) do anything which would materially and adversely affect the interests of the Purchaser hereunder or the maintenance by the Purchaser of any licenses, exemptions, authorizations or consents necessary in connection with this Agreement or the transactions contemplated hereby.

11.3 To assure the Purchaser of its ability to perform its obligations under this Agreement and the other Transaction Documents, the Seller further agrees that, until the date which is 60 days after the last Scheduled Due Date following the determination of the Scheduled Due Date for all of the Purchased Receivables, it also shall:


          (i) maintain, at all times, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00;

         (ii) maintain, at all times, Tangible Net Worth of not less than $250,000,000; and

        (iii) maintain, at all times, a ratio of Total Debt LESS Subordinated Debt to Capital of no more than 0.50 to 1.00.

12.  PURCHASER'S COVENANTS

12.1 The Purchaser shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in the United States and Japan of this Agreement or of the Assignment pursuant to the terms of this Agreement.

13.  SELLER'S INDEMNITY

13.1 Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its officers, directors, agents and employees from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation reasonable attorneys' fees and disbursements including any tax thereon (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them in connection with this Agreement, or the acquisition of an interest by the Purchaser in the Purchased Receivables, as a result of any breach by the Seller of any representation, warranty or covenant made or deemed to be made hereunder or in connection herewith or the transactions contemplated hereby, excluding, however, Indemnified Amounts to the extent that a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence or wilful misconduct on the part of the Purchaser. Without limiting the generality of the foregoing (and without prejudice to CLAUSE 14), the Seller shall indemnify, to the extent not indemnified as a result of the operation of CLAUSE 14.4, the Purchaser for Indemnified Amounts relating to or resulting from:

          (i) the sale and assignment to the Purchaser hereunder of any Receivable for which any representation and warranty set forth in CLAUSE 9.1 is incorrect;

         (ii) reliance on any representation or warranty made by the Seller or any officer of the Seller under or in connection with this Agreement or any of the other Transaction Documents or any other material information or report delivered by the Seller or any officer of the Seller which shall have been false, incorrect or omitting of any material fact at the time made or deemed made;

        (iii) the failure by the Seller or any officer of the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or the related Sales Agreement or the non-conformity of any Purchased Receivable or the related Sales Agreement with any such applicable law, rule or regulation;

         (iv) the failure to vest and maintain in the Purchaser the Purchased Receivables free and clear of any encumbrance;

          (v) any dispute, claim, offset or defense of the Buyer to the payment of a Purchased Receivable, including, without limitation, a defense based on such Receivable or the related Sales Agreement not being a legal, valid and binding obligation of such Buyer enforceable against it in accordance with its terms, any defect in the Equipment which has been sold under the Sales Agreement or the failure by the Seller to perform any obligations related to such related Sales Agreement under any applicable laws, rules or regulations;

         (vi) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement and the other Transaction Documents;

        (vii) any disclosure of information regarding the Buyer by the Seller to the Purchaser or the supply of any Sales Agreements, Records and all other related documents to the Purchaser; and

       (viii) any claim arising from collection activities conducted by the Seller.


                                     PART 6

                            REPURCHASE OF RECEIVABLES

14.       REPURCHASE OF RECEIVABLES

14.1 The Seller shall, upon the request of the Purchaser, repurchase any Purchased Receivable if any of the following events or conditions relating to such Purchased Receivable shall occur or exist:

          (i) the obligation of the Buyer to pay the Face Amount or, if applicable, the Revised Face Amount of such Purchased Receivable or any other obligation of the Buyer under the related Sales Agreement is, or the Buyer claims that such obligation is, not enforceable in full by the Purchaser in accordance with the terms of the related Sales Agreement for any reason whatsoever, including, but not limited to, any asserted defense of the Buyer to such obligation;

         (ii) any representation or warranty set forth in the Assignment or in CLAUSE 9.1 is incorrect with respect to such Purchased Receivable;

        (iii) the Seller fails, or the Buyer claims that the Seller has failed, to comply with any applicable law, rule or regulation with respect to such Purchased Receivable or the related Sales Agreement or Equipment;

         (iv) the Seller fails or is unable, or the Buyer claims that the Seller has failed or is unable, to perform any of its obligations under the related Sales Agreement for such Purchased Receivable;

          (v) the Seller fails to perform any of its obligations under this Agreement, the Assignment or any of the other Transactions Documents with respect to such Purchased Receivable;

         (vi) without limiting the scope of any of the foregoing, either (A) the Seller and the Buyer determine at any time that Acceptance or Partial Acceptance of the Equipment relating to such Purchased Receivable will not occur on or before the date which is 270 days after the date of Shipment of such Equipment or (B) the Acceptance or Partial Acceptance of the Equipment relating to such Purchased Receivable does not occur on or before the date which is 270 days after the date of Shipment of such Equipment;

        (vii) without limiting the scope of any of the foregoing, either (A) the Seller and the Buyer fail to agree upon the Scheduled Due Date for such Purchased Receivable prior to the Tentative Acceptance Date or (B) the Seller and the Buyer agree upon a Scheduled Due Date which is more than 225 days after the date of Acceptance or Partial Acceptance of the Equipment relating to such Purchased Receivable; or

       (viii) without limiting the scope of any of the foregoing, the Buyer fails for any reason to pay the full Face Amount, or, if applicable, the Revised Face Value, of such Purchased Receivable on or before the date which is 60 days after the Scheduled Due Date for such Purchased Receivable.

14.2 Completion of any repurchase contemplated by CLAUSE 14.1 shall take place on a business day (the "REPURCHASE DATE") which is not more than five business days after the date the Purchaser delivers to the Seller a written request for such repurchase pursuant to CLAUSE 14.1, whereupon:

          (i) The Seller shall pay to the Purchaser the Repurchase Price (calculated as provided in CLAUSE

               14.3) for the Purchased Receivable to be repurchased;

         (ii) the Purchaser shall re-assign to the Seller or its designee such Purchased Receivable (at the cost of the Seller and without recourse or warranty, except for the warranty expressly given in the assignment, on the part of the Purchaser), by the Purchaser and the Seller executing and delivering to the other an assignment for such Purchased Receivable substantially in the form of PART 2 OF THE THIRD SCHEDULE;

        (iii) the Purchaser shall deliver to the Seller (or its designee) the relevant Sales Agreement to the Seller (or its designee); and

         (iv) if a promissory note has been issued by the Buyer in favor of the Seller for the payment of any of the Receivables and such promissory note has been endorsed and delivered to the Purchaser, the Purchaser shall make endorsement without recourse (mutanpo uragaki) on such promissory note in favor of the Seller and deliver such promissory note to or to the order of the Seller; and

          (v) take all such other steps and comply with all such other formalities as the Seller may reasonably request to perfect or more fully to evidence or secure the Seller's (or its designee's) title to such Purchased Receivable, including, where appropriate, by giving notice of such reassignment to the Buyer.

14.3 The consideration payable by the Seller for the repurchase of each Purchased Receivable which is to be repurchased pursuant to CLAUSE 14.1 shall be an amount in Yen (the "REPURCHASE PRICE") determined as follows:

          (i) If the Repurchase Date occurs PRIOR to the Tentative Due Date for such Purchased Receivable, whether or not the Scheduled Due Date for such Purchased Receivable has been set, then the Seller shall pay a Repurchase Price equal to the sum of (A) the Purchase Price for such Purchased Receivable plus (B) the product of (1) the Discount Amount for such Purchased Receivable times (2) a fraction (expressed as a percentage rounded up to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Closing Date and ending on the Repurchase Date and the denominator of which is the number of days in the Discount Period.

         (ii) If the Scheduled Due Date HAS NOT been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date for such Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of (A) the Face Amount of such Purchased Receivable plus
               (B) an amount equal to the interest which would have accrued on such Face Amount from the Tentative Due Date through the Repurchase Date at the Daily Rate in effect from time to time during such period.

        (iii) If the Scheduled Due Date HAS been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date but BEFORE the Scheduled Due Date for such Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of
               (A) the Face Amount of such Purchased Receivable plus (B) the Funded Interest Accrued Amount.

         (iv) If the Scheduled Due Date HAS been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date and AFTER the Scheduled Due Date for such Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of
               (A) the Face Amount of such Purchased Receivable, plus (B) the Funded Interest Amount for such Purchased Receivable plus (C) an amount equal to the interest which would have accrued on the Face Amount from the Scheduled Due Date through the Repurchase Date at the Daily Rate in effect from time to time during such period.

In addition to the Repurchase Price payable by the Seller to the Purchaser on any Repurchase Date in connection with the repurchase of any purchased Receivable hereunder, the Seller shall pay to the Purchaser on such Repurchase Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of such repurchase.


                                     PART 7

                          INDEMNITY FOR FUNDING LOSSES

15.  INDEMNITY BY THE SELLER FOR FUNDING LOSSES

15.1 In addition to other amounts payable by the Seller hereunder, the Seller shall reimburse the Purchaser on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or redeploying deposits from third parties, PROVIDED THAT the Purchaser shall have delivered to the Seller a certificate as to the amount of such loss or expense setting out in reasonable detail the calculations resulting in such amount, which certificate shall be conclusive in the absence of manifest error, if:

          (i) any Purchased Receivable is paid or repurchased prior to the Tentative Due Date for such Purchased Receivable, whether or not the Scheduled Due Date for such Purchased Receivable has been set;

         (ii) any Purchased Receivable is paid or repurchased prior the Scheduled Due Date for such Purchased Receivable, if the Scheduled Due Date for such Purchased Receivable has been set; or

        (iii) the Seller fails to sell any of the Receivables to the Purchaser on the Closing Date (or on any date designated by the Seller as the Closing Date) in accordance with CLAUSE 5.1 or the Assignment, whether by reason of non-fulfillment of any of the conditions set out in the SECOND SCHEDULE or otherwise.


                                     PART 8

                            COLLECTION OF RECEIVABLES

16.       APPOINTMENT OF COLLECTION AGENT

16.1 Lam Research Corporation is hereby appointed by the Purchaser as its agent to service, collect and administer all Purchased Receivables, to perform all related functions and to enforce the Purchaser's rights and interests in and under the Purchased Receivables, and Lam Research Corporation hereby accepts such appointment as Collection Agent on the terms and subject to the conditions of this Agreement.

16.2 The Purchaser may at any time after the occurrence of a Termination Event as provided in CLAUSE 19, remove Lam Research Corporation as Collection Agent.

16.3 Upon Lam Research Corporation being removed as Collection Agent pursuant to CLAUSE 19, the Purchaser may appoint a successor to act as Collection Agent and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such successor shall, upon such successor confirming in writing to the Purchaser that it agrees so to act, thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

16.4 For the avoidance of doubt, it is hereby agreed that the Collection Agent is not authorized to enter into any commitment on behalf of the Purchaser.

16.5 The Collection Agent hereby covenants and undertakes with the Purchaser as set out in the SIXTH SCHEDULE.

16.6 The Collection Agent agrees to indemnify the Purchaser, including its officers, directors and employees from and against any liability, loss, expense, action, proceeding or claim which may be brought against, or suffered or sustained, by the Purchaser, and/or such directors, officers and employees by reason of any wrongful or negligent acts or omissions of the Collection Agent or any of its directors, officers, employees or agents in the performance of its duties hereunder.

17.       COLLECTION OF RECEIVABLES

17.1 Save as otherwise provided herein, the proceeds of each Purchased Receivable will, when paid, be collected by the Collection Agent.

17.2 The Collection Agent shall cause the Buyer to make payment in respect of the Purchased Receivables into an account of the Collection Agent in Tokyo (or, if a Termination Event has occurred and the Purchaser so directs, into an account of the Purchaser in Tokyo), PROVIDED THAT, if a promissory note has been issued for the payment of a Purchased Receivable by the Buyer in favor of the Seller and delivered to or to the order of the Purchaser in accordance herewith, the Purchaser may collect on its behalf the amount represented by such promissory note.

17.3 The Collection Agent shall, as soon as practically possible, pay any Collection collected by the Collection Agent with respect to a Purchased Receivable over to the Purchaser in accordance with PART 9.

17.4 If, at any time the Collection Agent receives any Collections in respect of any Purchased Receivables and the authority of the Collection Agent to collect such Receivables has been terminated in accordance with this Agreement, then the Collection Agent shall pay such amount to the credit of such account in Tokyo as the Purchaser may specify, in each case for value the same day.

17.5 Any amounts in respect of the collection proceeds of any Purchased Receivable received by the Collection Agent (whether or not the appointment of the Collection Agent has been terminated hereunder) shall be held by the Collection Agent in trust for the benefit of the Purchaser.

18.       COST, EXPENSES AND REMUNERATION

18.1 The Purchaser authorizes the Collection Agent on its behalf, and the Collection Agent undertakes to incur reasonable costs, expenses and charges in connection with the enforcement of any Purchased Receivable and/or the Purchaser's rights and remedies in relation thereto, and it is agreed that notwithstanding any provisions under any applicable laws, rules or regulations, the Collection Agent shall have no recourse or claim for indemnification or payment against the Purchaser in respect of such reasonable costs, expenses and charges.

18.2 The Collection Agent is not entitled to any remuneration or indemnity in respect of the performance of its duties under this Agreement.

19.       REMOVAL OR TERMINATION OF COLLECTION AGENT

19.1 If a Termination Event occurs, the Purchaser may at any time, without prejudice to the Purchaser's other rights:

          (i) by notice in writing to the Collection Agent terminate the appointment of the Collection Agent under this Agreement and designate as a successor collection agent any person to succeed the Collection Agent; and/or

         (ii) notify the Buyer that all payments in respect of Purchased Receivables shall be made to the Purchaser or a successor collection agent.

19.2 On and after termination of the appointment of the Collection Agent under this Agreement pursuant to CLAUSE 19.1, all rights, obligations (other than liability for breaches of this Agreement by the Collection Agent or liability in tort or for breach of trust (or other fiduciary duty) on the part of the Collection Agent prior to such termination and the Collection Agent's obligations under CLAUSE 19.3 with respect to the performance of its duties hereunder), authority and power of the Collection Agent under this Agreement shall be terminated and of no further effect and the Collection Agent shall not hold itself out in any way as the agent of the Purchaser.

19.3 Upon termination of the appointment of the Collection Agent under this Agreement pursuant to CLAUSE 19.1, the Collection Agent shall forthwith deliver to the Purchaser or as it shall direct the Records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivables and any other security therefor and any moneys then held by the Collection Agent on behalf of the Purchaser and shall take such action as the Purchaser may reasonably direct.

19.4 The appointment of the Collection Agent under this Agreement shall terminate (but without affecting any accrued rights and liabilities hereunder) at such time as (i) the Purchaser has no further interest in any of the Purchased Receivables and (ii) the Collection Agent is notified by the Purchaser in accordance with CLAUSE 31 that such is the case.

19.5 If there is any change in the identity of the Collection Agent in accordance with this Agreement, the new Collection Agent, the retiring Collection Agent and the Purchaser shall execute such documents and take such actions as such new Collection Agent and the Purchaser may require for the purpose of vesting in such new Collection Agent the rights and obligations of the Collection Agent under this Agreement and releasing the retiring Collection Agent from its future obligations under this Agreement.


                                     PART 9

                                    PAYMENTS

20.  CURRENCY OF ACCOUNT AND PAYMENT

20.1 Yen is the currency of account and payment for each and every sum at any time due from any person hereunder, PROVIDED THAT:

          (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

         (ii) each payment which is expressed herein to be payable in another currency shall be made in that other currency.

20.2 If any sum due from a person (a "relevant person") under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the relevant person, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the relevant person shall indemnify and hold harmless the other person to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the best rate or rates of exchange at which such other person is reasonably able to purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. To the extent that the person to whom such payment is due receives an amount in excess of the amount due to it under this Agreement, such person shall forthwith pay an amount equal to any such excess to the relevant person.

20.3 All payments made by any person hereunder shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.  PAYMENTS BY THE SELLER OR THE COLLECTION AGENT

21.1 On each date upon which this Agreement requires an amount to be paid by the Seller or the Collection Agent to the Purchaser hereunder, the Seller or the Collection Agent (as the case may be) shall, save as expressly provided otherwise herein, make the same available to the Purchaser:

          (i) where such amount is denominated in Yen, by payment in Yen and in immediately available funds to such account and bank in Tokyo as the Purchaser shall have specified in writing for this purpose at least two business days prior to such amount becoming payable; or

         (ii) where such amount is denominated in a currency other than Yen, by payment in such currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial currency as the Purchaser shall have specified in writing for this purpose.

22.  PAYMENTS BY THE PURCHASER

22.1 On each date upon which this Agreement requires an amount to be paid to the Seller hereunder by the Purchaser, the Purchaser shall, save as otherwise provided herein, make the same available to the Seller:

          (i) where such amount is denominated in Yen, by payment in Yen and in immediately available funds to the Seller at such account and bank as the Seller shall have specified in writing for this purpose; or

         (ii) where such amount is denominated in a currency other than Yen, by payment in such currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such currency as the Seller shall have specified in writing for this purpose.

                                     PART 10

                                      TAXES

23.  TAXES

23.1 All payments to be made by or on behalf of the Seller or the Collection Agent to the Purchaser under or pursuant to any of the provisions of this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Seller or the Collection Agent (as the case may be) is required by any applicable law to make such payment subject to the deduction or withholding of tax in which case the sum payable by the Seller or the Collection Agent (as the case may be) in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any additional deduction or withholding on such increased amount), the Purchaser receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

23.2 If the Seller or the Collection Agent makes any payment to the Purchaser under or pursuant to this Agreement in respect of which it is required to make any such deduction or withholding, the Seller or the Collection Agent (as the case may be) shall deliver to the Purchaser as soon as practicable a certificate of deduction of tax and/or a receipt or other evidence issued by the relevant taxation or other authority demonstrating the payment to such authority of all amounts so required to be deducted or withheld.

23.3 If an event occurs which would result in the Seller or the Collection Agent becoming obliged to make any payment pursuant to this CLAUSE 23, then each of the parties hereto shall in good faith use reasonable endeavors to take such reasonable steps as may be open to it to mitigate or avoid the effects of such event, PROVIDED THAT nothing in this CLAUSE 23.3 shall:

          (i) oblige any party hereto to incur any costs or expenses or to take or refrain from taking any action where in the reasonable opinion of such party to take or refrain from taking any action would be prejudicial to its interests; or

         (ii) oblige any party hereto to disclose any confidential information relating to the organization of its affairs; or

        (iii) interfere with the right of any party hereto to arrange its internal affairs in whatever manner it thinks fit.


                                     PART 11

                                   TERMINATION

24.  CONSEQUENCE OF A TERMINATION EVENT

24.1 Upon the occurrence of any Termination Event, other than the breach of CLAUSE 11.3 or the occurrence of an Insolvency Event in relation to the Seller, the Purchaser may, by notice to the Seller:

          (i) terminate the obligation of the Purchaser to purchase any Receivables;

         (ii) require the Seller to repurchase immediately all of the Purchased Receivables for which the Scheduled Due Date has not been determined, in which event the provisions contained in CLAUSES
               14.2 TO 14.4 shall be applied MUTATIS MUTANDIS; and/or

        (iii) exercise any and all other rights available to the Purchaser under this Agreement or any of the other Transaction Documents or at law or in equity.

24.2 Upon the occurrence of any Insolvency Event in relation to the Seller, automatically and without any notice to the Seller:

          (i) the obligation of the Purchaser to purchase any Receivables shall terminate;

         (ii) the Seller shall repurchase immediately all of the Purchased Receivables for which the Scheduled Due Date has not been determined, in which event the provisions contained in CLAUSES
               14.2 TO 14.4 shall be applied MUTATIS MUTANDIS; and/or

        (iii) the Purchaser may exercise any and all other rights available to the Purchaser under this Agreement or any of the other Transaction Documents or at law or in equity.

24.3 Upon the breach of CLAUSE 11.3, the Seller shall, upon the request of the Purchaser, deliver to the Purchaser either (i) funds in an amount equal to the Face Amount of the largest Purchased Receivable then unpaid or (ii) a standby letter of credit with a stated amount equal to the Face Amount of the largest Purchased Receivable then unpaid.

          (i) The Purchaser shall hold any funds delivered to it pursuant to clause (i) of the first sentence of this CLAUSE 24.3 in an interest bearing account in the name of the Seller as security for the performance by the Seller of its obligations under this Agreement and the other Transaction Documents. The Seller hereby grants to the Purchaser, as security for such obligations, a security interest in such funds and such account and agrees to perform such other actions as the Purchaser may request to establish, perfect, maintain and protect such security interest prior to the rights of others in such funds and such account.

         (ii) Any standby letter of credit delivered to the Purchaser pursuant to clause (ii) of the first sentence of this CLAUSE 24.3 shall be in a form and substance and issued by a bank acceptable to the Purchaser. The Purchaser shall have the right to draw under any such letter of credit for any amounts payable to the Purchaser hereunder which are not paid to the Purchaser when due.

Upon the payment or repurchase of all Purchased Receivables and the satisfaction by the Seller of all its obligations under this Agreement and the other Transaction Documents, the Purchaser shall (A) deliver to the Seller the funds, if any, remaining in any account established pursuant to clause (i) above or (B) return to the Seller any letter of credit delivered to the Purchaser pursuant to clause (ii) above, if any amounts remain available for drawing thereunder.


                                     PART 12

                                  MISCELLANEOUS

25.  DEFAULT INTEREST AND INDEMNITY

25.1 If any sum due and payable by or on behalf of a party hereto (the "Payer") to the other party (the "Payee") hereunder is not paid on the due date therefor in accordance with the provisions hereof or if any sum due and payable by the Payer under any judgment of any court in connection herewith is not paid on the date of such judgment (the balance of such sum for the time being unpaid being herein referred to as an "unpaid sum"), an unpaid sum shall bear interest at the rate PER ANNUM which is equal to the Daily Rate plus two percent (2%), such rate to change from time to time as the Daily Rate changes, for the period beginning on, and including, such due date or, as the case may be, the date of such judgment and ending on, but excluding, the date upon which the obligation of the Payer to pay such sum is discharged (calculated on the basis of a year of 360 days). Such default interest shall be payable upon demand of the Payee.

25.2 Each of the Seller and the Collection Agent undertakes to indemnify the Purchaser against any loss or expense, including legal fees reasonably incurred, which the Purchaser may sustain or incur as a consequence of any default by the Seller or the Collection Agent (as the case may be) in the performance of any of the obligations expressed to be assumed by it in this Agreement.

26.  FEES, COSTS AND EXPENSES AND STAMP DUTY

26.1 The Seller shall, from time to time upon demand of the Purchaser reimburse the Purchaser for all costs and expenses (including reasonable legal fees) incurred by it in or in connection with the negotiation, preparation and execution of this Agreement, the Assignment and the other Transaction Documents or any amendment thereto or any waiver thereof.

26.2 The Seller or the Collection Agent will, upon demand, pay to the Purchaser and any permitted assignee in accordance with this Agreement, the amount of any and all reasonable expenses, including all court costs and attorneys' fees and expenses, which the Purchaser and any permitted assignee may incur in connection with the exercise or enforcement against the Seller or the Collection Agent of any of their respective rights or interests under this Agreement, the Assignment or any other Transaction Document or any amendment thereto or any waiver thereof.

26.3 The Seller shall be responsible for all stamp duties, registration fees and taxes to which this Agreement, the Assignment, any other Transaction Document, any transaction contemplated hereby or thereby or any order or judgment given in connection herewith or therewith are or at any time may be subject.

27.  BENEFIT OF AGREEMENT

27.1 This Agreement, the Assignment and the other Transaction Documents shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns.

27.2 The Seller and the Collection Agent shall not be entitled to assign or transfer all or any of their rights, benefits and obligations under this Agreement, the Assignment or any other Transaction Document.

27.3 The Purchaser shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement, the Assignment and the other Transaction Documents with the consent of the Seller, which consent shall not be unreasonably withheld or delayed.

28.  REMEDIES AND WAIVERS

28.1 No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

28.2 The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

29.  PARTIAL INVALIDITY

     Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to such party or parties, it shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable other provisions hereof or such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto.

30.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

31.  NOTICES

31.1 Unless otherwise stated herein, each communication to be made hereunder shall be made in writing and may be made by telex, telefax or letter.

31.2 Any communication or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be made or delivered to that other person at the address or the number identified with its signature below and shall be deemed to have been made or delivered when received by that other person Provided that each communication made by one party hereto to another shall be made to that other person at such other address or number as notified to such party by that other person from time to time.

31.3 Each communication and document made or delivered by one person to another person pursuant hereto shall be in the English language or in Japanese accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

32.  PRIOR UNDERSTANDINGS

32.1 This Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior understandings and agreements, whether written or oral.


                                     PART 13

                              LAW AND JURISDICTION

33.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

34.  JURISDICTION

34.1 Each of the parties hereto irrevocably agrees that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.2 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in CLAUSE 34.1 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that such courts are not convenient or appropriate forums.

34.3 The submission to the jurisdiction of the courts referred to in CLAUSE 34.1 shall not (and shall not be construed so as to) limit the right of any party hereto to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

34.4 Each of the parties hereto hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any party whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

                     [The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first before written.

                                        THE SELLER AND THE COLLECTION AGENT

                                        LAM RESEARCH CORPORATION


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________

                                        Address: 4650 Cushing Parkway
                                                 Fremont, CA 94538-6401
                                        Attn:    Yuko Hashimoto
                                        Fax:     (510) 659-6454
                                        Tel:     (510) 438-4887


                                        THE PURCHASER

                                        ABN AMRO BANK N.V.,
                                        CAYMAN ISLANDS BRANCH


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________

                                        Address: c/o San Francisco
                                                 International Branch
                                                 101 California Street
                                                 Suite 4550
                                                 San Francisco, CA 94111
                                        Attn:    Robert N. Hartinger/
                                                 Gloria Lee
                                        Fax:     (415) 362-3524
                                        Tel:     (415) 984-3710

                               THE FIRST SCHEDULE

                           DESCRIPTION OF RECEIVABLES

1.   FIRST RECEIVABLE:

     Describe Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

2.   SECOND RECEIVABLE:

     Describe Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.


                                       1-1

                               THE SECOND SCHEDULE

                       CONDITIONS PRECEDENT TO THE CLOSING

1. The receipt by the Purchaser on or prior to the Closing Date, each in form and substance reasonably satisfactory to the Purchaser, of:

     (a) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of the Seller, of the resolutions of the Seller's board of directors approving:

          (i) the outright transfer of all the Seller's right, title and interest in and to the Receivables; and

          (ii) the execution and delivery on behalf of the Seller of this Agreement, the Assignment and all other Transaction Documents to which the Seller is to be a signatory;

     (b) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of the Seller, of the Articles of Incorporation and bylaws of the Seller;

     (c) good standing certificates from California and Delaware, as of dates which are as close as practicably possible to the Closing Date, for the Seller;

     (d) an incumbency certificate, certified as of the Closing Date by a duly authorized officer of the Seller, setting forth the name(s), title(s) and specimen signature(s) of individual(s) authorized to execute and deliver on behalf of the Seller this Agreement, the Assignment and all other Transaction Documents to which the Seller is to be a signatory;

     (e) the Assignment, appropriately completed and duly executed by the Seller and the Purchaser;

     (f) the Purchase Orders, invoices, and other written documents, instruments and agreements constituting the Sales Agreements and Records relating to the Receivables and the related Equipment;

     (g) such Uniform Commercial Code financing statements (appropriately completed and executed) for filing in such jurisdictions as the Purchaser may request to perfect its interests in the Receivables, the Related Security and the Records;

     (h) such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such


                                       2-1
     jurisdictions as the Purchaser may request to terminate any financing statement evidencing interests of other persons in the Receivables, the Related Security and the Records which are prior to the interests granted to the Purchaser;

     (i) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to ITEM 1.(i) above reflecting no other financing statements or filings which evidence interests of other persons in the Receivables, the Related Security and the Records which are prior to the interests granted to the Purchaser;

     (j) the original of any note or other instrument evidencing any Purchased Receivable, duly endorsed by the Seller to the Purchaser;


     (k) the Perfection Document(s) for the assignment of the Receivables, duly executed by the Seller;

     (l) Such other documents, instruments and agreements as the Purchaser may request to establish and perfect the interests granted to the Purchaser in this Agreement, the Assignment and the other Transaction Documents;

     (m) such financial statements and other financial information for the Seller as the Purchaser may reasonably request;

     (n) an opinion, dated the Closing Date and addressed to the Purchaser, from Jan Kang, counsel to the Seller, in a form and substance reasonably satisfactory to the Purchaser; and

     (o) such other instruments, agreements, certificates, opinions and other documents as the Purchaser may reasonably request.

2. The representations and warranties set forth in CLAUSE 9.1 and in the FIFTH SCHEDULE shall be true and correct on and as of the Closing Date by reference to the facts and circumstances then existing.

3. Neither a Termination Event nor a Potential Termination Event shall have occurred and remain unremedied on the Closing Date.

4. No event which could have a Material Adverse Effect on the Seller shall have occurred and be continuing on the Closing Date.


                                       2-2

                               THE THIRD SCHEDULE

                 PART 1 - FORM OF ASSIGNMENT OF THE RECEIVABLES

THIS ASSIGNMENT made on March __, 1995 BY:

(1)  LAM RESEARCH CORPORATION (the "Seller")

IN FAVOR OF:

(2)  ABN AMRO BANK N.V., Cayman Islands Branch (the "Purchaser")

WITNESSES as follows:

1.   Interpretation

1.1 In this Assignment "Purchase Agreement" means the receivables purchase agreement dated as of March 23, 1995 among (1) the Seller, in its capacity as the Seller, (2) the Purchaser and (3) the Seller, in its capacity as the Collection Agent.

1.2 Terms defined in the Purchase Agreement have the same meaning in this Assignment.

1.3  Headings in this Assignment are for ease of reference only.

2.   Transfer

2.1 Subject to, and in accordance with, the terms and conditions of the Purchase Agreement, the Seller hereby sells and assigns to the Purchaser (by way of outright assignment and not merely by way of security) all of the Seller's right, title and interest in and to each of the Receivables (the "Assigned Receivables") described in Exhibit A hereto, to all Collections thereof and to the Related Security relating thereto and all proceeds thereof.

2.2 The Tentative Acceptance Date, the Tentative Credit Period, the Tentative Due Date, the Discount Rate and the Purchase Price for each of the Assigned Receivables shall be as set forth under the description of such Assigned Receivable in Exhibit A.

2.3 In accordance with Clause 4.1 of the Purchase Agreement, the aggregate Purchase Price for all of the Assigned Receivable shall be Y
     ______________.

3.   Representations and Warranties

     The Seller hereby represents and warrants to the Purchaser as of the date hereof in the terms set out in Clause 9 of


                                     3(1)-1
     the Purchase Agreement by reference to the facts and circumstances currently existing.

4.   Governing Law and Jurisdiction

4.1 This Assignment is governed by, and shall be construed in accordance with, the laws of the State of California.

4.2 Both of the parties hereto agree that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purpose, irrevocably submits to the jurisdiction of such courts.

4.3 Both of the parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 4.2 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agree not to claim that such courts are not convenient or appropriate forums.

4.4  The submission to the jurisdiction of the courts referred to in a Clause
     4.2 shall not (and shall not be construed so as to) limit the right of either of the Seller or the Purchaser to take proceedings against the other in any other court of competent jurisdiction or shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

4.5 Each of the Seller and the Purchaser hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Assignment to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.


                                     3(1)-2

AS WITNESS the hands of the duly authorized representative(s) of the parties hereto the day and year first above written.

                                        LAM RESEARCH CORPORATION


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                        ABN AMRO BANK N.V.,
                                        CAYMAN ISLANDS BRANCH


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                     3(1)-3

                           EXHIBIT A TO THE ASSIGNMENT

                       DESCRIPTION OF ASSIGNED RECEIVABLES

1.   FIRST ASSIGNED RECEIVABLE:

     (a)  Describe Assigned Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

     (b) The Tentative Acceptance Date, the Tentative Credit Period, the Tentative Due Date, the Discount Rate and the Purchase Price for the Assigned Receivable described above are as follows:

               (i)  The Tentative Acceptance Date is _______________;

              (ii)  The Tentative Credit Period is _______________;

             (iii)  The Tentative Due Date is _______________;

              (iv) The Discount Rate is the LIBOR Based Rate, which is ____ percent (__%) PER ANNUM; and

               (v) In accordance with CLAUSE 4.1 of the Purchase Agreement, the Purchase Price of the Assigned Receivable shall be Y
                    _____________.


                                    3(1)(A)-1

2.   SECOND ASSIGNED RECEIVABLE:


     (a)  Describe Assigned Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

     (b) The Tentative Acceptance Date, the Tentative Credit Period, the Tentative Due Date, the Discount Rate and the Purchase Price for the Assigned Receivable described above are as follows:

               (i)  The Tentative Acceptance Date is _______________;

              (ii)  The Tentative Credit Period is _______________;

             (iii)  The Tentative Due Date is _______________;

              (iv) The Discount Rate is the LIBOR Based Rate, which is ____ percent (__%) PER ANNUM; and

               (v) In accordance with CLAUSE 4.1 of the Purchase Agreement, the Purchase Price of the Assigned Receivable shall be Y
                    _____________.


                                    3(1)(A)-2

                  PART 2 - FORM OF REASSIGNMENT OF RECEIVABLES

THIS ASSIGNMENT made on [date]

By:

(1)  ABN AMRO BANK N.V., Cayman Islands Branch ("ABN AMRO")

IN FAVOR OF:

(2)  LAM RESEARCH CORPORATION ("LRC")

WITNESSES as follows:

1.   Interpretation

1.1 In this Assignment "Purchase Agreement" means the receivables purchase agreement dated as of March 23, 1995 among (1) LRC, in its capacity as the Seller, (2) ABN AMRO, in its capacity as the Purchaser and (3) LRC, in its capacity as the Collection Agent.

1.2 Terms defined in the Purchase Agreement have the same meaning in this Assignment.

1.3  Headings in this Assignment are for ease of reference only.

2.   Transfer

2.1 Subject to, and in accordance with, the terms and conditions of the Purchase Agreement, ABN AMRO hereby sells and assigns to LRC (by way of outright assignment and not merely by way of security, and without any representation or warranty on the part of ABN AMRO except for the representation set out in Clause 2.2) all of ABN AMRO's right, title and interest in and to the Receivable (the "Assigned Receivable") described in Exhibit A hereto, to all Collections thereof and to the Related Security relating thereto and all proceeds thereof.

2.2 ABN AMRO hereby represents and warrants to LRC that as of the date hereof ABN AMRO has not sold, transferred, assigned, created security interests in or otherwise disposed of the Assigned Receivable.

3.   Governing Law and Jurisdiction

3.1 This Assignment is governed by, and shall be construed in accordance with, the laws of the State of California.

3.2 Both of the parties hereto agree that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have


                                     3(2)-1
     jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purpose, irrevocably submits to the jurisdiction of such courts.

3.3 Both of the parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 3.2 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agree not to claim that such courts are not convenient or appropriate forums.

3.4 The submission to the jurisdiction of the courts referred to in Clause 3.2 shall not (and shall not be construed so as to) limit the right of either of ABN AMRO or LRC to take proceedings against the other in any other court of competent jurisdiction or shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.


AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first above written.

                                        LAM RESEARCH CORPORATION


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                        ABN AMRO BANK N.V.,
                                        CAYMAN ISLANDS BRANCH


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                        By: ______________________________
                                            Name: ________________________
                                            Title: _______________________


                                     3(2)-2

                           EXHIBIT A TO THE ASSIGNMENT

                       DESCRIPTION OF ASSIGNED RECEIVABLE

     Describe Assigned Receivable by:

               (i)  Face Amount;


              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.


                                    3(2)(A)-1

                               THE FOURTH SCHEDULE

                               TERMINATION EVENTS

1. The Seller breaches any of its obligations under this Agreement or any of the other Transaction Documents and such breach is not remedied, if it is capable of being remedied, within five (5) business days in the case of the obligation to pay monies or ten (10) business days in the case of other obligations;

2. Any Insolvency Event relating to the Seller occurs or the Seller becomes unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due or ceases to carry on its business;

3.   Any representation or warranty set forth in CLAUSE 9.1 or in the FIFTH
     SCHEDULE is incorrect when made;

4. The adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement makes it unlawful or impossible for any party to this Agreement or any of the other Transaction Documents to perform its obligation hereunder or thereunder;

5. The Seller fails to pay any Debt in the aggregate amount in excess of U.S. $10,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other default under any agreement or instrument relating to any such Debt or any other event occurs and continues after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly schedule required prepayment) prior to the stated maturity thereof; or

6. A material adverse change occurs in the financial condition of the Seller as shown by the Original Financial Statements of the Seller which has had or can reasonably be expected to have a Material Adverse Effect.


                                       4-1

                               THE FIFTH SCHEDULE

                  PART 1 : REPRESENTATIONS AS TO MATTERS OF LAW

1. The Seller is a corporation duly organized and is validly existing under the laws of the State of Delaware with power to enter into this Agreement, the Assignment and the other Transaction Documents to be entered into by it in respect of any Receivables assigned or scheduled to be assigned pursuant hereto and to exercise its rights and perform its obligations hereunder and thereunder and all corporate and other action required to authorize its execution of all such documents and its performance of its obligations hereunder and thereunder has been duly taken.

2. The Seller has all corporate power and all governmental licenses, authorizations, consents and approvals to carry on its business in California.

3. The execution and delivery of this Agreement, the Assignment and the other Transaction Documents and the performance of the transactions contemplated hereby by the Seller require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation or its Articles of Incorporation or other internal regulations or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or any of its assets.

4. The claim of the Purchaser against the Seller under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency or other similar laws of general application.

5. In any proceedings taken in relation to this Agreement, the Assignment and the other Transaction Documents, the Seller will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

6. In any proceedings taken in relation to this Agreement, the Assignment and the other Transaction Documents, the choice of California law by the Seller as the governing law of this Agreement, the Assignment and the other Transaction Documents, as the case may be, will be recognized and enforced subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditor's rights generally and to principles of equity.


                                       5-1

7. All acts, conditions and things required to be done, fulfilled and performed by the Seller in order (a) to enable the Seller lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, the Assignment and the other Transaction Documents, (b) to ensure that the obligations expressed to be assumed by the Seller in this Agreement, the Assignment and the other Transaction Documents are legal, valid and binding on it and (c) to make this Agreement, the Assignment and the other Transaction Documents admissible in evidence in California and Japan have been done, fulfilled and performed.

8. Under the laws of Japan in force as at the date of making this representation, it is not necessary that this Agreement, the Assignment and the other Transaction Documents be filed, recorded or enrolled with any court or other authority in Japan or that any stamp, registration or similar tax be paid on or in relation to this Agreement, the Assignment and the other Transaction Documents.

9. The obligations expressed to be assumed by the Seller in this Agreement, the Assignment and the other Transaction Documents are legal and valid obligations binding on it and enforceable in accordance with their respective terms.

10. The Seller's chief executive office is located at 4650 Cushing Parkway, Fremont, California 94538-6401.

                 PART 2 : REPRESENTATIONS AS TO MATTERS OF FACT

1. The Seller has not taken any corporate action nor have legal proceedings been started or threatened (to the best of its knowledge and belief) against the Seller for its winding-up, dissolution, rehabilitation or reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar office of it or of any or all of its assets or revenues.

2. No action or administrative proceeding of or before any court or agency has been started or threatened against the Seller which might, if it were adversely determined, reasonably be expected to have a Material Adverse Effect.

3. The Original Financial Statements of the Seller were prepared in accordance with accounting principles generally accepted in the United States and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition at the date as of which they were prepared and the results of its operations during the financial year then ended.

4. Since publication of the Original Financial Statements of the Seller, there has been no change in its financial condition or operations of the Seller so as to have a Material Adverse Effect.


                                       5-2

                               THE SIXTH SCHEDULE

               COVENANTS AND UNDERTAKINGS OF THE COLLECTION AGENT

The Collection Agent hereby covenants with the Purchaser that it shall at all times:

     (i) give such time and attention and exercise the same degree of care, responsibility, diligence, prudent and skill with respect to the servicing, collection and administration of the Purchased Receivables and all related function as if it were performing such functions on its own behalf;

     (ii) take all action to ensure that all Purchased Receivables are paid promptly in accordance with the terms of this Agreement and the related Sales Agreements;

     (iii)   promptly pay to the Purchaser all Collections;

     (iv) keep proper, complete, accurate and up to date Records in a manner acceptable to the Purchaser;

     (v) keep and maintain Records, on a Receivable-by-Receivable basis, for the purposes of identifying, in particular, at any time, any amount paid by and to the Buyer, any amount due by or to the Buyer and the source of receipts for all Collections;

     (vi) permit audit and inspection under its guidance of its Records by or on behalf of the Purchaser during normal working hours upon reasonable notice and with reasonable frequency;

     (vii) notify the Purchaser of material developments in the Seller's performance of its obligations under the Sales Agreements, including, but not limited to, the Shipment, the Acceptance and the Partial Acceptance of the Equipment and the refusal thereof by the Buyer;

     (viii) notify the Purchaser of the Scheduled Due Date and (if applicable) the Revised Face Amount promptly after it is confirmed between the Seller and the Buyer and, if the payment by the Buyer of the relevant Purchased Receivable is to be made on the date which is not the Scheduled Due Date, notify the Purchaser of such date of payment at least one business day prior to the Scheduled Due Date or such date of payment, whichever comes earlier;


                                       6-1

     (ix) use its best endeavors to maintain records of all correspondence with the Buyer in respect of the Purchased Receivables;

     (x) promptly obtain, comply in all material respects with the terms of and do all that is necessary and within its control to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Agreement and the other Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence of such documents;

     (xi) do all things necessary to remain duly organized, validly existing under the laws of Delaware and maintain all requisite authority to conduct its business in California;

     (xii) comply in all respects which could be regarded as material in the context of the transactions contemplated by this Agreement, with all laws, rules, regulations, orders, writs, judgements, injunctions decrees or awards to which it may be subject;

     (xiii) maintain sufficient operating procedures, employees and other resources to perform its obligations as Collection Agent hereunder; and

     (xvi) submit to Purchaser a monthly report relating to the Purchased Receivables and the Buyer in such a form as is reasonably requested by the Purchaser.


                                       6-2